SECURITIES AND EXCHANGE COMMISSION

                        Washington, D.C. 20549

                              FORM 8-K

                           CURRENT REPORT

  Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

   Date of Report (Date of earliest event reported): January 26, 1999

                Leak-X Environmental Corporation
     (exact name of registrant as specified in its charter)


Delaware                      0-17776                       23-2823596
(State or other
jurisdiction of
incorporation)           (Commission File Number)        (IRS Employer
                                                       Identification No.)


790 East Market Street, Suite 270,  West Chester, Pennsylvania  19382
            (Address of principal executive offices)(zip code)

Registrant's Telephone Number, including Area Code:  (610) 344-3380

                              N/A
 (Former name or former address, if changed since last report)


   Item 4.  Changes in Registrant's Certifying Accountant.

      (a) On January 26, 1999, Leak-X Environmental Corporation (the "Registrant") dismissed the firm of Mazars & Guerard, LLP (the "Former Accountants") as its independent accountants. The reports of the Former Accountants on the Registrant's financial statements for the fiscal years ended December 31, 1996 and 1997 did not contain an adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles. The Audit Committee of the Registrant's Board of Directors recommended and authorized the decision to change independent accountants. There were no disagreements with the Former Accountants for the fiscal years ended December 31, 1996 and 1997 or for the interim periods subsequent to December 31, 1997, on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of the Former Accountant would have caused them to make reference thereto in their reports on the financial statements for such periods.

     The Former Accountants have furnished the Registrant with a letter addressed to the Securities and Exchange Commission stating that it agrees with the above statements. A copy of this letter is included as an exhibit to this Report on Form 8-K.

      (b) The Registrant engaged Radin, Glass & Co., LLP (the "New Accountants") as its new independent accountants as of January 26, 1999. During the fiscal years ended December 31, 1996 and 1997 and the interim periods subsequent to December 31, 1997, the Registrant did not consult with the New Accountants on the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Registrant's financial statements; or receive either written or oral advice from the New Accountants that was an important factor in reaching a decision as to an accounting, auditing or financial reporting issue.

 Item  7.  Financial Statements and Exhibits.

      (c)  Exhibits

           (16)  Letter regarding change in certifying accountant


                           SIGNATURE


     Pursuant to the requirements of the Securities Exchange
Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              LEAK-X ENVIRONMENTAL CORPORATION
                              (Registrant)



Dated:  January 26, 1999      By:  /s/ Joyce A. Rizzo
                              Name: Joyce A. Rizzo
                              Title: Chief Executive Officer


                        Index of Exhibits


    Exhibit No.    Exhibit Description

      16           Letter regarding change in certifying accountant.